UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2018

G1 Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38096	26-3648180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

79 T.W. Alexander Drive 4501 Research Commons, Suite 100 Research Triangle Park, NC	27709
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 213-9835

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 18, 2018, G1 Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Cowen and Company, LLC, as representatives of the several underwriters (the “Underwriters”) named in Schedule 1 of the Underwriting Agreement, related to a public offering of 3,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a price of $60.00 per share less the underwriting discounts and commissions (the “Offering”). Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 450,000 shares of Common Stock at the same price. The Offering is expected to close on September 21, 2018, subject to the satisfaction of customary closing conditions. The net proceeds to the Company are expected to be approximately $169.3 million after deducting underwriting discounts and commissions and estimated expenses associated with the Offering, assuming no exercise by the Underwriters of their option to purchase additional shares of Common Stock.

The Offering is being made pursuant to a prospectus supplement dated September 19, 2018 and an accompanying prospectus dated June 15, 2018, pursuant to the Company’s shelf registration statement on Form S-3ASR (File No. 333-225678), that was filed with the Securities and Exchange Commission on June 15, 2018 and became effective upon filing.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. relating to the legality of the issuance and sale of the shares of Common Stock in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

The foregoing description of the Offering by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

ITEM 8.01.	OTHER EVENTS

On September 18, 2018, the Company issued a press release announcing that it had priced the public offering described in Item 1.01 of this Current Report on Form 8-K. The Company’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) The following exhibits are being filed herewith:

Exhibit No.	Exhibit

1.1	Underwriting Agreement dated September 18, 2018 by and among G1 Therapeutics, Inc. and J.P. Morgan Securities LLC and Cowen and Company, LLC, as representatives of the several underwriters named in Schedule 1 thereto.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in the opinion filed as Exhibit 5.1).

99.1	Press release of G1 Therapeutics, Inc. dated September 18, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G1 Therapeutics, Inc.

Date: September 19, 2018	/s/ James Stillman Hanson

James Stillman Hanson
General Counsel and Secretary